UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 8, 2004

                   ING USA Annuity and Life Insurance Company
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)


      STATE OF INCORPORATION COMMISSION FILE NUMBERS IRS EMPLOYER I.D. NO.

           Iowa '33 Act Numbers: 333-104546, 333-104539, 333-57212,
                                 333-116137, 333-104547, 333-104548
                                 #41-0991508

1475 Dunwoody Drive  West Chester, PA                          19380-1478
  (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code ..........610-425-3400


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THIS FILING IS MADE IN  ACCORDANCE  WITH ITEM NO. 8.01 OF SECTION 8 OF
FORM 8-K/A: OTHER EVENTS.

ING U.S. PROVIDES FURTHER UPDATE ON TRADING OF U.S. MUTUAL FUNDS

o ING has publicly committed to reimburse any ING Fund (U.S.) or its shareholders affected by inappropriate trading for any profits that accrued to any person who engaged in improper frequent trading for which ING is responsible. Management believes that the total amount of such reimbursements will not be material to ING or its U.S. business.

o ING directly communicated its internal review findings to its nearly 4 million investment customers and institutional consultants via individual letters and also made disclosure in 2003 Form 10-Ks filed in March 2004.

o ING updated its Code of Conduct for employees reinforcing employees' obligation to conduct personal trading activity consistent with the law, disclosed limits, and other requirements. All employees are required to certify understanding of, and compliance with, the Code on an annual basis. In addition, certain employees in sensitive positions, including all senior managers, are required to disclose all personal trading in ING Funds (U.S.) and funds offered through ING products, and are subject to minimum holding periods for those funds.

o ING Funds (U.S.) updated their respective Codes of Ethics, applicable to investment professionals and certain other fund personnel, requiring them to pre-clear any purchases or sales of ING Funds that are not systematic in nature (i.e., dividend reinvestment), and imposing minimum holding periods for shares of ING Funds (U.S.).

o ING instituted an "Excessive Trading Policy," applicable to all customers, that establishes stringent rules regarding the frequency of fund trades. ING does not make exceptions to this policy. First-time violators are sent a warning letter. Second-time violators must submit all fund trades by U.S. mail for a period of six months. ING reserves the right to withdraw automated trading privileges at any time.

o ING reorganized and expanded its U.S. Compliance Department, and created an Enterprise Compliance team to enhance controls and consistency in regulatory compliance.

ING COMMITMENT TO ITS CUSTOMERS

ING is committed to conducting our business with the highest standards of ethical conduct with zero tolerance for noncompliance. Accordingly, ING was disappointed that our voluntary internal review identified the situations described below. Viewed in the context of the breadth and magnitude of our U.S. business as a whole, Management does not believe that ING's acquired companies had systemic ethical or compliance issues in these areas. Nonetheless, given ING's refusal to tolerate any lapses, we have taken the steps noted above, and will continue to seek opportunities to further strengthen our internal controls.

ING INTERNAL REVIEW

In addition to responding to regulatory and governmental requests, ING management, on its own initiative, has conducted, through independent special counsel and a national accounting firm, an extensive internal review of trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel. ING's internal review related to mutual fund trading is now substantially completed. Beyond the information reported last March, ING has not reported any new developments. ING companies previously reported internal review findings in 2003 Form 10-K filings with the SEC; below, we provide further amplification and detail to this previously-reported information.

Of the millions of customer relationships that ING maintains, the internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within our variable insurance and mutual fund products, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of these arrangements has been terminated and was fully disclosed to regulators, and to the independent trustees of ING Funds (U.S.).

Most of the identified arrangements were initiated prior to ING's acquisition of the businesses in question in the U.S. The companies in question did not receive special benefits in return for any of these arrangements, which have all been terminated.

Based on the internal review, Management is confident that, although unfortunate, this small number of isolated issues identified do not represent a systemic problem in any of the companies which were involved.

More specifically, these instances included the following:

o Seven years ago, agreements were reached that permitted the owner of seven variable life insurance policies issued by Reliastar Life Insurance Company ("Reliastar") to engage in frequent trading, and to submit orders until 4pm Central Time. Reliastar was acquired by ING in 2000. We do not believe that profits were realized by the customer from the late trading aspect of the arrangement. Certain employees were terminated and/or disciplined in connection with this arrangement.

o In 1998, then-employees of Golden American Life Insurance Company ("Golden") entered into an arrangement with a broker-dealer that permitted that firm to frequently trade up to certain specific limits in a fund available through a Golden retail variable annuity product. No employee responsible for this arrangement remains at the company.

o In 1998, then-Pilgrim Funds entered into a written arrangement with a broker that permitted the broker to frequently trade in Pilgrim Funds up to certain specified limits. Dating from 1995 or 1996, Pilgrim also had informal, oral arrangements with two brokers that permitted frequent trading. Pilgrim Funds were acquired by ReliaStar in 1999; ReliaStar was acquired by ING in 2000. Certain employees were disciplined in connection with this matter.

o In 2001, ReliaStar entered into a selling agreement with a broker-dealer that had previously utilized frequent trading strategies with its clients. Then-senior management instructed Reliastar employees to ensure that specific written trading limits were imposed on this broker-dealer. Notwithstanding these instructions, specific written limits were not imposed as ordered, and the broker-dealer subsequently engaged in frequent trading. Certain employees were terminated and/or disciplined in connection with this matter.

o One investment professional associated with Aeltus Investment Management, Inc. engaged in extensive frequent trading in ING Funds (U.S.). Aeltus was acquired by ING in 2000. In 2001, certain frequent trading by the professional was identified by his superiors, he was told to stop such trading, and he temporarily did so. However, he resumed his frequent trading in ING Funds (U.S.) in 2003. This professional was terminated for cause and incurred substantial financial penalties as a result. Another investment professional engaged in more limited frequent trading in other ING Funds (U.S.) and was disciplined as a result.


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About ING:

ING Group is a global financial institution of Dutch origin offering banking, insurance and asset management to more than 60 million private, corporate and institutional clients in more than 50 countries. With a diverse workforce of more than 115,000 people, ING comprises a broad spectrum of prominent companies that increasingly serve their clients under the ING brand.

In the U.S., the ING family of companies offers a comprehensive array of financial services to retail and institutional clients, which include financial planning, life insurance, retirement plans, mutual funds, managed accounts, alternative investments, direct banking, institutional investment management, annuities, employee benefits, and reinsurance. ING holds top-tier rankings in key U.S. markets and serves more than 14 million customers across the nation. For more information, visit www.ing.com

Media inquiries should be directed to Cindy Schaus, Head of External Communications at 515.698.7607, or cindy.schaus@us.ing.com.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           ING USA Annuity and Life Insurance Company
                                      (Registrant)



Date: September 8, 2004                   /s/Linda E. Senker
                                          ------------------
                                             Linda E. Senker